EXHIBIT 23.0


           CONSENT OF MACIAS GINI & COMPANY LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-44093, 333-70779, 333-53188 and 333-53190 pertaining to the
1995 Stock Option Plan, as Amended, the 1998 Stock Option Plan and Employee Stock Purchase Plan, the 2000 Stock Award Plan, and the 2000 Long-Term Performance Plan of Integrated Surgical Systems, Inc. of our report dated May 11, 2004, with respect to the consolidated financial statements of Integrated Surgical Systems, Inc. included in the Annual Report on Form 10-KSB for the year ended December 31, 2003.



                                                   /s/ MACIAS GINI & COMPANY LLP
                                                   -----------------------------
                                                       MACIAS GINI & COMPANY LLP


Sacramento, California
May 19, 2004